Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GAN Limited

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-238017 and No. 333–253102) of GAN Limited of our report dated March 31, 2021, except for Note 13, as to which the date is August 20, 2021, relating to the consolidated financial statements of GAN Limited which appears in the Company’s Current Report on Form 8-K dated August 20, 2021.

/s/ BDO LLP

BDO LLP

London, United Kingdom

August 20, 2021